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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-36881, 333-32045, 333-51688 and 333-74072 of PICO Holdings, Inc. (the
"Company") on Form S-8 and Registration Statement No. 333-96187 on Form S-3 of our reports dated March 8, 2002, March 27, 2003 as to Note 22 (which expresses an unqualified opinion and includes explanatory paragraphs relating to an accounting change discussed in Note 21 and the restatement discussed in Note 22) appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP



San Diego, California
March 27, 2003